Exhibit 23.2

CONSENT OF INDEPENDENT VALUATION EXPERT

We hereby consent to the reference to our name and description of our role in the valuation process of GTJ REIT, Inc. (the “Company”) included in the Company’s Current Report on Form 8-K filed on May 15, 2017, which is being incorporated by reference into the Company’s Registration Statement on Form S-8 to be filed on the date hereof. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

June 12, 2017	/s/ Duff & Phelps, LLC
Duff & Phelps, LLC